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                                                                     Exhibit 5.1

                            ____________  ___, 1998

Clark Refining & Marketing, Inc.
8182 Maryland Avenue
St. Louis, Missouri 63105

         Re:  Clark Refining & Marketing, Inc.
         Registration Statement on Form S-4
         ----------------------------------

Dear Ladies and Gentlemen:

    We have represented Clark Refining & Marketing, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 (the "Registration Statement") relating to the Company's 8 3/8% New Senior Notes due November 15, 2007 (the "New Senior Notes") and 8 7/8% New Senior Subordinated Notes due November 15, 2007 (the "New Senior Subordinated Notes" and, together with the New Senior Notes, the "New Notes") to be issued under the indentures, dated as of November 21, 1997, between the Company and Bankers Trust Company for the New Senior Notes, and Marine Midland Bank for the New Senior Subordinated Notes.

          In connection with our representation, we have examined such corporate and other records, instruments, certificates and documents as we consider necessary to enable us to express the opinions set forth below.

          Based upon the foregoing, we are of the opinion that:

    1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

    2. The Indentures constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3. The New Notes, upon the due execution, authentication, issuance and delivery thereof in accordance with the Indentures, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indentures, and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm in such Registration Statement.

                      Very truly yours,





                      Mayer, Brown & Platt